WEC ENERGY GROUP
OMNIBUS STOCK INCENTIVE PLAN
Amended and Restated Effective as of May 6, 2021

WEC ENERGY GROUP
OMNIBUS STOCK INCENTIVE PLAN
i

22. Amendment or Termination of Plan	13
22. Stockholder Approval	13
23. Clawback	13

ii

WEC ENERGY GROUP
OMNIBUS STOCK INCENTIVE PLAN
1.Purpose. The Plan was established effective December 15, 1993 and is known as the "WEC Energy Group Omnibus Stock Incentive Plan." Prior to January 1, 2016, the Plan was known as the Wisconsin Energy Corporation Omnibus Stock Incentive Plan. The Plan is maintained by WEC Energy Group, Inc. (the "Company") (Prior to June 29, 2015, the Company was known as Wisconsin Energy Corporation). The purpose of the Plan is to enable the Company to offer directors, officers and key employees of the Company and its subsidiaries performance-based incentives and other equity interests in the Company, thereby attracting, retaining and rewarding such individuals and strengthening the mutuality of interest between such individuals and the Company's stockholders. The Plan was amended effective as of January 1, 2008 (the "2008 Restatement"), May 5, 2011 (the "2011 Restatement") to increase the number of shares of common stock available for benefits, and make other changes in the administration of the Plan, and most recently January 1, 2016 (the "2016 Restatement"), to reflect the change to the name of the Company and update the history of the Plan. The Plan is hereby amended and restated to extend the term of the Plan which is set to expire on May 5, 2021 and to make other changes in the administration of the Plan.
2.Administration. The Plan shall be administered by a committee (the "Committee") which shall be the Compensation Committee of the Board of Directors or another committee consisting of not less than two directors of the Company appointed by the Board of Directors who are not employees. It is intended that the Committee members shall, at all times, qualify as "non-employee" directors within the meaning of Securities and Exchange Commission Regulation Section 240.16b-3, and shall have been determined to be “independent” by the Board of Directors. However, the failure to so qualify shall not affect the validity of any actions taken by the Committee in accordance with the provisions of the Plan. If for any reason the Committee does not qualify to administer the Plan, the Board of Directors may appoint a new Committee so as to comply. The Committee shall have full authority to select the persons to whom benefits are granted, to determine the terms and conditions of all benefits and of award agreements, to approve any modifications to the terms and conditions of any outstanding benefit, to make all adjustments and determinations provided for in the Plan, and to interpret and construe all terms of the Plan and of any award agreement. All determinations made by the Committee in the administration of the Plan and the benefits granted hereunder shall be final, conclusive and binding on all parties. The Committee may specify the number of benefits to be granted to a group of key employees (other than officers subject to Section 16 of the Exchange Act), and the terms and conditions of such benefits, and delegate to the Chief Executive Officer, or any other officer of the Company, the authority to determine how such benefits shall be allocated among the key employees, and any benefit so granted to a key employee shall be considered to have been approved by the Committee for all purposes of the Plan.
3.Eligibility. Benefits under the Plan shall be granted only to directors, officers and key employees of the Company and its subsidiaries selected initially and from time-to-time thereafter by the Committee on the basis of the special importance of their services in the management, development and operations of the Company and its subsidiaries.

4.Benefits. The benefits awarded under the Plan shall consist of (a) stock options, (b) stock appreciation rights, (c) stock awards, (d) performance units, (e) restricted stock units, and (f) dividend equivalents, as the Committee, in its discretion, determines.
5.Shares Reserved.
(a)Subject to adjustment pursuant to paragraph 18, there is hereby reserved for issuance under the Plan an aggregate of 9,000,000 shares of common stock of the Company (less: (i) the number of shares subject to each option or stock appreciation right granted after February 25, 2021; plus (ii) each full share award granted after February 25, 2021 times 4.23), plus the number of shares of common stock of the Company that are subject to awards outstanding under the 2011 Restatement, or a successor thereto (the “Prior Plan”). Shares reserved for issuance may be authorized but unissued, treasury, or repurchased shares. Awards outstanding under the Prior Plan shall remain subject to the terms and conditions of such Prior Plan.
(b)The number of shares available for issuance shall be reduced by (i) the number of shares subject to each option or stand-alone stock appreciation right (defined in paragraph 7) granted, and by (ii) 4.23 multiplied by the number of shares issued under all other awards except options and stock appreciation rights, or the number reserved for issuance pursuant to a grant of restricted stock units or performance units.
(c)If there is a lapse, expiration, termination or cancellation of any benefit prior to the issuance of shares thereunder or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new benefits under this Plan; provided that, in the case of a lapse, expiration, termination or cancellation of a stock award, or award of restricted stock units, the number of shares that may be used for new benefits shall be the same number by which the number of available shares was reduced when the benefit was granted taking into account the 4.23 multiplier. In addition, shares that are not issued or are reacquired because the Committee elects to settle a benefit in cash, or a number of shares of stock are used to pay the exercise price or tax withholding obligation on a benefit, shall not again be available for new benefits.
(d)No participant may receive benefits in any calendar year during the term of the Plan in excess of the limits set forth below (each of which limits shall be applied separately).
(i)In the case of options and stand-alone stock appreciation rights, benefits covering a maximum of 750,000 shares; and
(ii)In the case of stock awards, performance units and restricted stock units, 750,000 shares (determined prior to application of the 4.23 multiplier).
In the case of a performance-based award that provides for a target number of shares and also provides that a larger number of shares (not exceeding twice the target) may be granted if the performance criteria are exceeded, the limits set forth above shall be based on the target award, provided that for purposes of paragraph 5(b), the number of shares available for issuance shall be reduced by the number of shares actually issued.
6.Stock Options. Stock options shall consist of options to purchase shares of common stock of the Company. All of the shares of common stock reserved for issuance under the Plan shall be available as either incentive stock options or non-qualified stock options as determined by the Committee and as specified in the applicable award agreement. If the award agreement does not specify, the stock option shall be considered non-qualified. The option price shall be not less than 100% of the fair market value of the shares on the date the stock option is granted (or 110% of fair market value in the case of an incentive stock option granted to a 10% stockholder as defined in Section 422(b)(6) of the Internal Revenue Code of 1986, as amended (the “Code”)) and the price may be paid by check or, in the discretion of the Committee, by means of tendering, either directly or by attestation, shares of common stock of the Company then owned by the participant, by reducing the number of shares delivered upon exercise of the stock option, by broker-assisted cashless exercise, or by any combination of the foregoing methods or any other method consistent with applicable law that the Committee, in its sole discretion, approves. Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant and set forth in the award agreement; provided, however, that except as otherwise provided in paragraph 14 or 18, no stock option shall be exercisable prior to six months after the stock option grant date nor later than ten years (or five years in the case of an incentive stock option granted to a 10% stockholder) after the grant date. The aggregate fair market value (determined as of the time the stock option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000. If, as a result of any accelerated vesting pursuant to an award agreement or as otherwise provided by the Committee, the number of shares with respect to which incentive stock options become exercisable during a year exceeds such limit, the stock options shall constitute incentive stock options to the extent of such limit in the order granted, and the excess shall be considered non-qualified options.
7.Stock Appreciation Rights. Stock appreciation rights may be granted either to the holder of any stock option granted hereunder (a "tandem stock appreciation right") or to a participant separate from any stock options granted to such participant (a "stand-alone stock appreciation right") and shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:
(a)A tandem stock appreciation right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six months prior to the stock options expiration. Tandem stock appreciation rights will permit the holder to surrender any related stock option or portion thereof which is then exercisable and elect to receive in exchange therefor cash in an amount equal to:
(i)The excess of the fair market value on the date of such election of one share of common stock over the option price, multiplied by
(ii)The number of shares covered by such option or portion thereof which is so surrendered.

(b)Stand-alone stock appreciation rights shall be granted pursuant to an award agreement that shall specify the exercise price (which shall not be less than the fair market value of a share of stock on the grant date), and shall also specify the time or times at which the stock appreciation right can be exercised, subject to such additional terms and conditions to exercise as shall be determined by the Committee at grant; provided, however, that except as otherwise provided in paragraph 14 or 18, no stand-alone stock appreciation right shall be exercisable prior to six months after the grant date nor later than ten years after the grant date. Upon exercise of all or a portion of a stand-alone stock appreciation right, the holder will be entitled to receive cash in an amount equal to:
(i)The excess of the fair market value on the date of such election of one share of common stock over the exercise price, multiplied by
(ii)The number of shares covered by such stock appreciation right or portion thereof which is so exercised.
(c)The Committee shall have the discretion to satisfy a participant's right to receive the amount of cash determined under paragraph (a) or (b) hereof in whole or in part by the delivery of common stock of the Company valued as of the date of the participant's election.
8.Stock Awards. Stock awards will consist of common stock transferred to participants without other payment therefor as additional compensation for their services to the Company or one of its subsidiaries. A stock award shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares without payment of consideration upon termination of the participant's employment within specified periods and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time.
9.Performance Units. Performance units shall consist of monetary units granted to participants which may be earned in whole or in part if the Company achieves certain performance goals established by the Committee over a designated period of time. Each performance unit shall represent the conditional right of a participant to receive a payment equal to fair market value of a share of common stock on the settlement date, subject to satisfaction of such conditions as the Committee shall specify.
10.Restricted Stock Units. Restricted stock units shall consist of the grant to a participant of the right to receive upon the satisfaction of the conditions specified by the Committee, a specified number of shares of common stock without other payment therefor as additional compensation for the participants' services to the Company or one of its subsidiaries. A restricted stock unit award shall be subject to such terms and conditions as the Committee determines appropriate that must be satisfied prior to the transfer of the stock including, without limitation, continued employment through specified dates or the achievement of performance goals established by the Committee.

11.Dividend Equivalents. Dividend equivalents shall consist of the award to a participant, in connection with the award of a stock option, stand-alone stock appreciation right, performance unit or restricted stock unit, of a cash payment equal to all or a portion of the dividends that the participant would have received had the participant owned the number of shares of stock subject to the benefit on the record date for dividends paid by the Company. Dividend equivalents may be granted either at the same time the underlying benefit is granted, or at any time while the benefit is outstanding, and shall be subject to such terms and conditions as the Committee determines appropriate that must be satisfied prior to the transfer of the stock including, without limitation, continued employment through specified dates or the achievement of performance goals established by the Committee; provided, however, that if the underlying benefit is conditioned upon the achievement of performance goals, receipt of the dividend equivalent payments shall be conditioned at least upon achievement of a performance goal (which need not be the same goal), plus any additional conditions that the Committee deems appropriate. Dividend equivalent payments shall be paid at the times specified in the award agreement, which may be the record date for payment of the dividend, the date on which the underlying benefit either vests or is settled, or such other time or times as the Committee determines provided that the time of payment satisfies the requirements of Code Section 409A and the regulations thereunder. Notwithstanding the foregoing, payment of dividend equivalents granted with respect to a stock option or stand-alone stock appreciation right shall in no event be conditioned upon the participant's exercise of the underlying option or stock appreciation right.
12.Performance Goals. Vesting or settlement of any benefit may be conditioned upon the achievement of such performance goals as the Committee determines, which may include, without limitation any one or more of the following:
(i)Earnings per share
(ii)Net earnings;
(iii)Operating earnings;
(iv)Return measures on stockholder equity, including total stockholder return;
(v)Return on assets;
(vi)Cash flow;
(vii)Pre-tax earnings;
(viii)Sales;
(ix)Operating margin;
(x)Pre-tax margins;
(xi)Pre-tax or after-tax return on invested capital;
(xii)Pre-tax or after-tax return on equity;

(xiii)Gross profit margin; or
(xiv)Stock price.
Each performance goal may be expressed on an absolute and/or relative basis and may be expressed in terms of growth in or maintenance of a specified performance goal, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any business unit thereof, and/or the past or current performance of other companies. The award agreement shall define the applicable performance goal, which definition may provide for adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; other comprehensive income and accumulated other comprehensive income; extraordinary, unusual or infrequent items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, or financing activities; expenses for restructuring or productivity initiatives and other non-operating items; provided, however, that except as otherwise provided by the Committee, the meaning of any term used in a performance goal that has an established definition under generally accepted accounting principles or generally accepted auditing standards shall have such meaning.
13.Non-transferability. Incentive stock options, nonqualified stock options and other benefits granted under this Plan shall not be transferable for value or consideration other than by will or the laws of descent and distribution and each stock option and stock appreciation right shall be exercisable during the participant's lifetime only by the participant or the participant's guardian or legal representative.
14.Change in Control. Notwithstanding any other provision of the Plan to the contrary, other than with respect to those awards granted under the Prior Plan, in the event of a participant's termination of employment by the Company without Cause or by a participant for Good Reason, in either case within twenty-four (24) months following a change in control of the Company, all outstanding stock options and stock appreciation rights shall become immediately exercisable and all other benefits shall immediately vest with all performance goals deemed fully achieved at 100% of target levels, in each case as of the date of the participant's qualifying termination of employment. For these purposes, a "change in control" shall be deemed to have occurred if the event set forth in any one of the following subparagraphs shall have occurred:
(a)any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or
(b)the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(c)there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the directors of the Company immediately prior to such merger or consolidation continue to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (any securities acquired directly from the Company or its affiliates shall not be included in the securities Beneficially Owned by such Person) representing 20% or more of the combined voting power of the Company's then outstanding securities; or
(d)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement (or series of related agreements) for the sale or disposition by the Company of all or substantially all of the Company's assets, disregarding any sale or disposition to a company at least a majority of the directors of which were directors of the Company immediately prior to such sale or disposition.
For purposes of this paragraph 14 and the "change of control" definition, the following terms shall have the meaning set forth below:
"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
"Cause" shall mean (i) the willful and continued failure of the participant to substantially perform the participant's duties (other than a failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the participant by the Board of Directors of the Company, the Compensation Committee or an elected officer of the Company which specifically identifies the manner in which the Board of Directors, the Compensation Committee or the elected officer believes that the participant has not substantially performed the participant’s duties, or (ii) the willful engaging by the participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. However no act, or failure to act, on the participant’s part shall be considered “willful” unless done, or omitted to be done, by the participant not in good faith and without reasonable belief that the participant’s action or omission was in the best interest of the Company.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
"Good Reason" shall mean the existence of one or more of the following conditions arising without the consent of the participant: (i) a material diminution in the participant's base compensation; (ii) a material diminution in the participant's authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the participant is required to report; (iv) a material diminution in the budget over which the participant retains authority; (v) a material change in the geographic location at which the participant must perform services; or (vi) any other action or inaction that constitutes a material breach by the Company of any agreement under which the participant provides services. Notwithstanding the foregoing, to constitute a Good Reason, the participant must provide written notice of the existence of Good Reason to the Company within 90 days of the initial existence of the foregoing conditions. Upon receipt of such notice, the Company shall have 30 days in which to remedy the condition. If the Company timely and fully remedies the condition, the participant shall not have the right to terminate employment for Good Reason based on such remedied condition. If the Company fails to timely and fully remedy the condition, the participant may terminate employment for Good Reason.
"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.
15.Award Agreements; Other Provisions.
(a)The terms and conditions of any benefit shall be set forth in an award agreement, which may also include such other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including such provisions as may be required to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant's employment.
(b)Notwithstanding anything to the contrary in the Plan, other than with respect to those awards granted under the Prior Plan, any benefit awarded under the Plan shall be subject to a minimum vesting period of at least one year commencing on the date of grant; provided, however, (i) the Committee may award benefits in the aggregate covering up to five percent (5%) of the total number of shares of common stock of the Company authorized under this Plan without regard to the foregoing minimum vesting period, (ii) the Committee, or an award agreement, may accelerate the date on which all or any portion of a benefit awarded under the Plan may be vested upon a participant's death, disability or retirement, and (iii) the foregoing minimum vesting period shall not apply upon a participant's termination of service without Cause or for Good Reason within twenty-four (24) months following a Change in Control (as such terms are defined in paragraph 14).
(c)Any restricted stock awarded under the Plan (other than any shares of restricted stock awarded under the Prior Plan) to an officer subject to Section 16 of the Exchange Act shall be subject to a minimum holding period of at least one year following the vesting date; provided, however, such minimum holding period shall terminate upon such officer's termination of employment and shall not apply with respect to any shares of common stock of the Company that such officer tenders for purposes of the payment of all or a portion of taxes arising in connection with the vesting of such award.
16.Settlement of Benefits; Compliance with Section 409A.
(a)All benefits shall be settled by the transfer of cash or stock, as the Committee determines, regardless of the method set forth in the award agreement, upon exercise or at such other time or times as set forth in the award agreement. Anything else contained in this Plan or an award agreement to the contrary notwithstanding, the Committee may settle any benefit by the transfer either of cash, of shares of common stock with an equivalent fair market value, or a combination of cash and stock, and the manner of settlement shall not affect the original characterization of the benefit, except that a transfer of stock in settlement of performance units or dividend equivalents originally designated to be settled in cash shall reduce the number of shares of stock available for issuance under the Plan.
(b)It is the Company's intent that any benefits granted under this Plan be structured to be exempt from Section 409A of the Code, including all Treasury Regulations and other guidance issuance pursuant thereto or to comply with the requirements of deferred compensation subject to Section 409A. To the extent any benefit under this Plan constitutes deferred compensation as defined in Section 409A (a "409A award"), the rules of this paragraph 16 shall apply to the extent required by Section 409A, notwithstanding any provision of the Plan or any award agreement to the contrary. For purposes of this paragraph 16, a benefit shall constitute a 409A award only if and to the extent either
(i)it is a benefit (other than a stock option, stand-alone stock appreciation right, or stock award) that is not subject to a substantial risk of forfeiture as defined in Section 409A (by reason of the participant having attained eligibility for retirement under an award agreement or employment agreement, having a definition of resignation for good reason in an employment agreement that is inconsistent with Section 409A, or otherwise), and the settlement of such benefit by the taxable payment of cash, stock or other property to the participant either actually occurs after the later of March 15 of the calendar year following the year in which the benefit ceases to be subject to a substantial risk of forfeiture (the "409A required payment date"), or the terms of the Plan or the benefit provide for the benefit to be settled after such date, or upon or after the occurrence of any event, that will or may occur later than the 409A required payment date; or
(ii)the Committee determines in good faith that the benefit is a 409A award.
(c)If any amount becomes payable under any 409A award by reason of a participant's termination of employment, and such participant incurs a termination of employment as defined by the Plan or the benefit that is not a "separation from service," as defined by Section 409A, then the participant's right to such payment, to the extent not already vested, shall be fully vested on the date of the termination of employment, but payment shall be deferred until the earliest of (i) the date the participant incurs a separation from service (or six months thereafter to the extent required by paragraph 16(e)), (ii) the date that a "change in control event" with respect to the participant occurs as defined in Section 409A, (iii) the participant's death, and (iv) if the terms of the benefit provide for payment upon a specific vesting date, such vesting date. In such case, the Plan and benefit shall be construed as if "termination of employment" meant "separation from service." The Committee shall not exercise its discretion under the Plan in a manner inconsistent with the foregoing provisions.
(d)If any amount becomes payable under any 409A award by reason of a Change in Control, and a Change in Control occurs as defined by the Plan or the award agreement that is not a "change in control event" with respect to such participant, as defined by Section 409A, then the participant's right to such payment, to the extent not already vested, shall be fully vested on the date of the Change in Control, and the amount of such payment shall be determined as of such date, but payment shall be deferred until the earliest of (i) the date on which a change in control event occurs with respect to the participant, (ii) the date on which the participant incurs a separation from service (or six months thereafter to the extent required by paragraph 16(e)), (iii) the participant's death, and (iv) if the terms of the benefit provide for payment upon a specific vesting date, such vesting date.
(e)No amount that becomes payable under any 409A award by reason of a participant's separation from service will be made to a participant who is a "specified employee" (as defined by Section 409A) until the earlier of: (i) the first day following the sixth month anniversary of the participant's separation from service, or (ii) the participant's date of death.
(f)To the extent that payment of any amount is required to be deferred to a specific date (the "409A deferral date") by reason of Section 409A, all amounts that would otherwise have been paid prior to the 409A deferral date shall be paid in a single lump sum on the first business day following the 409A deferral date, and the Committee may, in its sole discretion (but shall in no event be required to) permit an earlier payment to a participant to the extent necessary to alleviate a "severe financial hardship" resulting from an "unforeseeable emergency", as defined in Section 409A.
(g)For purposes of Section 409A, each "payment" (as defined by Section 409A) made under this Plan with respect to a 409A award shall be considered a "separate payment" for purposes of Section 409A.
(h)Any payment with respect to a 409A award that becomes payable upon a specified vesting date, as defined in the Plan or benefit, shall be paid as soon as practical after such vesting date, but not later than the last day of the calendar year in which the vesting date occurs (or, if later, the fifteenth day of the third month after the month that includes the vesting date).
(i)No participant shall have any right to defer the amount received upon exercise of a stock option or stock appreciation right. To the extent a participant is entitled to elect to defer the amount received upon settlement of any other benefit to a non-qualified deferred compensation plan maintained by the Company, such deferral shall be elected and administered in accordance with Section 409A, and the right to defer shall be disregarded for purposes of applying the short-term deferral rules to payments made under benefits granted hereunder, as provided in Treasury Regulation Section 1.409A-1(b)(4).
(j)The Committee shall use commercially reasonable efforts to administer this Plan and each benefit in a manner that is consistent with Section 409A. Notwithstanding the foregoing, if any benefit granted under this Plan would fail to meet the requirements of Section 409A with respect to such benefit, then such benefit shall remain in effect and be subject to taxation in accordance with Section 409A. Neither the Company nor any member of the Committee shall have any liability for any tax imposed on a participant by Section 409A, and if any tax is imposed on the participant, the participant shall have no recourse against the Company or any member of the Committee for payment of any such tax.
17.Fair Market Value. The fair market value of the Company's common stock at any time shall be determined on the basis of the trading price of the stock in such manner as the Committee may deem equitable or as required by applicable law or regulation which shall include regulations regarding the determination of fair market value promulgated under Code Section 409A.
18.Adjustment Provisions.
(a)If the Company shall at any time take any action that changes, or could change, the number of issued shares of common stock or the value of the outstanding stock (including, without limitation, by reason of a stock dividend, recapitalization, reclassification, issuance of stock, issuance of rights to purchase stock, extraordinary cash dividend, issuance of securities convertible into or exchangeable for stock, merger, consolidation, stock split, reverse stock split, spin-off, combination, exchange or conversion of shares, or any other similar type of event), the Committee shall make such adjustments to the number of shares available for issuance of benefits, and to the terms of outstanding benefits, as it may in its sole discretion determine to be appropriate and equitable to prevent any increase or decrease in the value of benefits, including without limitation changes in the (i) number and kind of shares of stock or other property (including cash) that may thereafter be issued in settlement of a benefit, including outstanding benefits, (ii) exercise price, grant price, or purchase price relating to any benefit; provided that, with respect to stock options or stock appreciation rights, such adjustment shall be made in accordance with Section 424(h) of the Code, as revised in accordance with Section 409A of the Code; (iii) performance goals, and (iv) individual limitations applicable to benefits.
(b)Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.
(c)In the event of any merger, consolidation or reorganization of the Company with any other corporation, if the Company will not be the surviving entity, the Committee may either provide for there to be substituted, on an equitable basis as determined by the Committee, for each share of common stock then reserved for issuance under the Plan and for each share of common stock then subject to a benefit granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock of the Company will be entitled pursuant to the transaction; or may provide for each outstanding benefit to be fully vested and for there to be paid to the holder thereof the value in cash of the benefit as established by the terms of such transaction in full settlement of the participant's rights under the benefit; provided that, in the case of a stock option or stand-alone stock appreciation right, the amount paid shall be equal to the fair market value, as so determined of the value of the stock subject to the benefit over the exercise price of the benefit, and if the fair market value does not exceed the exercise price the stock option or stock appreciation right may be cancelled without payment of additional compensation.
19.Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive the shares notice as far in advance as practicable and the Company may defer making delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to rules which it may adopt, permit a participant to pay all or a portion of the taxes arising in connection with any benefit under the Plan by electing to have the Company withhold shares of common stock from the shares otherwise deliverable to the participant, having a fair market value equal to the amount to be withheld.

20.Term of Program. No benefit shall be granted more than ten years after the date of the approval of the amendments to this Plan by the stockholders of the Company as presented for approval at the 2021 annual meeting of the stockholders or any adjournment thereof.
21.Amendment, Modification or Cancellation of Benefits. The terms and conditions applicable to any benefits granted prior to expiration of the term of the Plan may at any time be amended, modified or canceled by the Committee, or the Committee may waive any conditions to the vesting or settlement of any such benefits; provided that, except as otherwise provided in this Plan or an award agreement, or as the Committee determines to be necessary to satisfy any applicable law (including Section 409A of the Code), the Committee shall not cancel any outstanding benefit, or amend or modify any outstanding benefit, in a manner that is materially adverse to the participant to whom such benefit was granted without the prior written consent of the participant. Furthermore, the Company will not, without stockholder approval, amend the terms of outstanding awards to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights. Adjustments pursuant to paragraph 18 shall not be subject to the foregoing limits of this paragraph 21.
22.Amendment or Termination of Plan. The Board of Directors may, at any time, amend or terminate the Plan, provided that (i) no such action may adversely affect any outstanding benefit previously awarded, in the absence of written consent by the participant, except for amendments that the Board of Directors determines to be necessary to satisfy any applicable law (including Section 409A of the Code), and (ii) adjustments pursuant to paragraph 18 shall not be subject to the foregoing limit of this paragraph 22.
23.Stockholder Approval. The amendment and restatement of this Plan was adopted by the Board of Directors on March 1, 2021, subject to stockholder approval at the annual meeting to be held on May 6, 2021, and no benefits shall be granted under this Plan that could not have been granted under the 2016 Restatement until such approval is obtained. If stockholder approval is not obtained at the 2021 annual meeting of the stockholders or any adjournment thereof, this amendment and restatement shall be null and void; provided that in such event all outstanding benefits made pursuant to the 2016 Restatement shall remain in effect in accordance with their terms. Stockholder approval of amendments to the Plan shall be obtained if required pursuant to securities laws or exchange requirements on which the Company's stock is listed. Notwithstanding anything herein to the contrary, any and all outstanding awards granted under the Prior Plan shall continue to be outstanding and shall be subject to the appropriate terms of the Prior Plan.
24.Clawback. As determined appropriate by the Committee, any benefit awarded under the Plan to an officer subject to Section 16 of the Exchange Act may include provisions requiring its forfeiture (regardless of whether or not the benefit is otherwise vested) and/or recoupment by any method determined appropriate by the Committee, including but not limited to offset against other benefits under the Plan, if such benefit or any portion thereof is determined to be an Excess Award. For purposes of this section, an 'Excess Award' shall mean all or any portion of a benefit granted under the Plan that the Committee determines, in its sole discretion, either (A) was granted, vested and/or settled based on the financial results that were subsequently restated in any material respect due to conduct by the participant that the independent directors of the Board of Directors or a committee of such board determine, in their sole discretion, was knowing, intentionally fraudulent or illegal, (B) the value of such benefit was affected by the financial results that were subsequently restated in any material respect as provided in (A), or a forfeiture or recoupment is otherwise required by any provision of applicable law or exchange listing requirements.